Exhibit 4.5

Equity Pledge Agreement

(English Translation)

This Equity Pledge Agreement (hereinafter referred to as this “Agreement”) is executed by and among the following Parties on September 3, 2020 in Beijing:

Party A: TuanYuan Internet Technology (Beijing) Co., Ltd. (hereinafter referred to as the “Pledgee”)

Add.:        926, 9F, 21 Yangfangdian Road, Haidian District, Beijing

Party B:

Wen Wei, a Chinese citizen, ID card number:

Sun Jianchen, a Chinese citizen, ID card number:

Xu Qiuhua, a Chinese citizen, ID card number:

Du Xingyu, a Chinese citizen, ID card number:

Zhou Zijing, a Chinese citizen, ID card number:

Ye Zhen, a Chinese citizen, ID card number:

Lan Zhiwen, a Chinese citizen, ID card number:

Lanxi Puhua Juli Equity Investment L.P., a limited partnership registered in China in accordance with Chinese laws;

(hereinafter referred to collectively as the “Pledgors”)

Party C: TuanChe Internet Information Service (Beijing) Co., Ltd.,

Add.:        922, 9F, 21 Yangfangdian Road, Haidian District, Beijing.

In this Agreement, the Pledgee, the Pledgors and Party C are hereinafter each referred to as a “Party” and collectively referred to as the “Parties”.

Whereas:

1.	The Pledgors are citizens of the People’s Republic of China (hereinafter referred to as “China”), holding 100% of the equity of Party C. Party C is a limited liability company registered in Beijing, China, and is engaged in, upon the approval from the relevant Chinese government authority, the information services business (internet information services only) in the second category of value-added telecom services, which shall exclude news, publication, education, medical, health care, drugs and medical devices, electronic bulletin services; performance agency; engagement in Internet cultural activities; production of broadcasting and TV programs; Internet information service; technology development, service, transfer and consultation; computer technology training; enterprise management consulting; economic and trade consultation; advertisement design, manufacture and release and advertising agency service; organization of culture and art exchange activities (excluding commercial performances); organization of exhibitions and shows; and sales of auto parts, mechanical equipment, electronic products, instrumentation, computer, software and auxiliary equipment, household appliances, hardware and electrical equipment, handicrafts, and automotive. Party C acknowledges the respective rights and obligations of the Pledgors and the Pledgee hereunder and agrees to provide any necessary assistance in the registration of such Right of Pledge;

2.	The Pledgee is a solely foreign-owned enterprise incorporated in Beijing, China. The Pledgee and Party C executed an Exclusive Business Cooperation Agreement on September 3, 2020; the Pledgee, the Pledgors and Party C executed an Exclusive Call Option Agreement on September 3, 2020; each Pledgors executed an Power of Attorney on September 3, 2020;

3.	In order to ensure that Party C and the Pledgors will perform their obligations under the above Exclusive Business Cooperation Agreement, the Exclusive Call Option Agreement and the Powers of Attorney, the Pledgors pledge all of the equity owned by them in Party C to the Pledgee for the performance by Party C and the Pledgors of the Exclusive Business Cooperation Agreement, the Exclusive Call Option Agreement and the Powers of Attorney.

In order to perform the provisions of the above Transaction Documents, the Parties agree to execute this Agreement in accordance with the following terms.

1.	Definitions

Unless otherwise specified herein, the following words shall have the meanings ascribed to them below:

1.1	“Right of Pledge” shall mean the security interest granted by the Pledgors to the Pledgee pursuant to Article 2 hereof, i.e., the Pledgee’s right to be paid in priority with the price at which the Equity is transferred, auctioned or sold.

1.2	“Equity” shall mean 100% of the equity legally held by the Pledgors in Party C, i.e., the 66.00% of the equity held by the Pledgor Wen Wei in Party C, the 15.22% of the equity held by the Pledgor Sun Jianchen in Party C, the 1.00% of the equity held by the Pledgor Xu Qiuhua in Party C, the 13.28% of the equity held by the Pledgor Du Xingyu in Party C, the 0.10% of the equity held by the Pledgor Zhou Zijing in Party C, the 0.58% of the equity held by the Pledgor Ye Zhen in Party C, the 1.12% of the equity held by the Pledgor Lan Zhiwen in Party C, and the 2.70% of the equity held by the Pledgor Lanxi Puhua Juli Equity Investment L.P. in Party C. Such Equity shall include all equity interests currently held by and hereafter acquired by the Pledgers in Party C.

1.3	“Term of Pledge” shall mean the term provided for in Article 3 hereof.

1.4	“Transaction Documents” shall mean the Exclusive Business Cooperation Agreement executed by and between the Pledgee and Party C on September 3, 2020; the Exclusive Call Option Agreement executed by and among the Pledgee, the Pledgors and Party C on September 3, 2020; the Powers of Attorney executed by the Pledgors on September 3, 2020; and any modification, amendment and/or restatement of such executed documents.

1.5	“Secured Debt” shall mean all direct, indirect and derivative losses and loss of predictable interests suffered by the Pledgee as a result of any Event of Default by any Pledgor and/or Party C. Basis for the amount of such losses includes but is not limited to the Pledgee’s reasonable business plan and earnings estimate, fees payable by Party C under the Exclusive Business Cooperation Agreement, and all costs incurred by the Pledgee to force the Pledgor and/or Party C to perform their obligations under the Transaction Documents.

1.6	“Event of Default” shall mean any circumstance specified in Article 7 hereof.

1.7	“Default Notice” shall mean notice issued by the Pledgee in accordance with this Agreement to declare any Event of Default.

2.	Right of Pledge

As a guarantee for the performance by Party C and the Pledgors of their obligations under the Transaction Documents, each Pledgor hereby pledges all of the Equity held by it in Party C to the Pledgee. With the prior written consent of the Pledgee, the Pledgors may increase the capital of Party C. The amount of additional contribution made by the Pledgors in the registered capital of the company due to capital increase also falls under the pledged Equity. Where Party C shall be dissolved or liquidated according to the mandatory provisions of Chinese laws, any interests distributed in accordance with the law from Party C to the Pledgors after the completion of dissolution or liquidation of Party C in accordance with the law shall be at the request of the Pledgee (i) deposited into an account designated by the Pledgee to be supervised by the Pledgee and used for securing the obligations under the Transaction Documents and first for paying off the Secured Debts under the Transaction Documents; or (ii) without violating Chinese laws, unconditionally granted to the Pledgee or any person designated by the Pledgee.

3.	Term of Pledge

3.1	The Right of Pledge shall take effect upon the registration thereof with the administration for market supervision and regulation at the place where Party C is located (hereinafter referred to as the “Registration Authority”), and the term thereof will expire after all obligations under the Transaction Documents are performed and all Secured Debts under the Transaction Documents are paid off. The Parties agree that on the date of execution hereof, the Pledgor and Party A shall file an application with the Registration Authority for the registration of the equity pledge in accordance with the Measures for the Registration of Equity Pledge. The Parties further agree that, within twenty (20) working days as of the date of formal acceptance by the Registration Authority of the application for equity pledge registration, all formalities for equity pledge registration shall be completed, a registration notice issued by the Registration Authority shall be obtained, and the equity pledge shall be recorded completely and accurately on the equity pledge register by the Registration Authority.

3.2	The Term of Pledge is 10 years. Where the term of any Transaction Document secured by the Right of Pledge exceeds the Term of Pledge, the Term of Pledge hereunder shall be extended accordingly. Where during the Term of Pledge, any Pledgor and/or Party C fail(s) to perform the contractual obligations or pay the Secured Debts under the Transaction Documents, the Pledgee may but is not obliged to exercise the Right of Pledge in accordance with the provisions hereof.

4.	Custody of equity records

4.1	During the Term of Pledge provided for herein, the Pledgors shall deliver within a week upon the execution hereof the equity contribution certificate and the register of shareholders on which the Right of Pledge is recorded to the Pledgee for custody. The Pledgee shall keep such documents throughout the Term of Pledge provided for herein.

4.2	During the Term of Pledge, the Pledgee shall have the right to collect the dividends arising from the Equity. With the prior written consent of the Pledgee, the Pledgors may get dividends or profits in respect of the pledged Equity. The dividends or profits obtained by the Pledgors due to the pledged Equity shall be, after deductions are made to pay the income tax payable by the Pledgors, at the request of the Pledgee: (i) deposited into an account designated by the Pledgee to be supervised by the Pledgee and used for securing the obligations under the Transaction Documents and first for paying off the Secured Debts under the Transaction Documents; or (ii) without violating Chinese laws, unconditionally granted to the Pledgee or any person designated by the Pledgee.

5.	Representations and Warranties of the Pledgor and Party C

5.1	Each Pledgor is the sole legal and beneficial owner of the Equity. Each Pledgor has the right to dispose of and transfer the pledged Equity in the manner provided for in this agreement.

5.2	Other than this Right of Pledge, each Pledgor has not placed any security interest or other encumbrances on the Equity.

5.3	The Pledgors and Party C have obtained the consent and approval of government authorities and third parties (if required) to execute, deliver and perform this agreement.

5.4	The execution, delivery and performance hereof will not: (i) result in violation of any relevant Chinese laws; (ii) conflict with Party C’s articles of association or other organizational documents; (iii) result in violation of or constitute breach of contract under any contract or document to which they are a party or which is binding upon them; (iv) result in any violation of any condition for the grant and/or continued validity of any license or permit issued to either of them; or (v) result in the suspension or revocation of or additional conditions for any license or permit issued to either of them;

6.	Undertakings and Further Consent of the Pledgor and Party C

6.1	During the term hereof, the Pledgors and Party C hereby jointly and severally undertake to the Pledgee that:

6.1.1	Except for performing the Transaction Documents, without the prior written consent of the Pledgee, they may not transfer the Equity or place or allow the existence of any security interest or other encumbrances thereon which may affect the rights and interests of the Pledgee in the Equity;

6.1.2	They will forthwith notify the Pledgee of any event or any notice received by the Pledgor which may affect the Pledgee’s right to the Equity or any part thereof and any event or any notice received by the Pledgor which may affect any warranty or other obligations of the Pledgor arising from this Agreement;

6.1.3	Party C shall complete the registration formalities for the extension of business term within three (3) months prior to the expiry of its business term, so as to ensure the continued validity hereof.

6.1.4	Upon the execution hereof, with respect to the Equity of Party C obtained by the Pledgors by making additional capital contribution to Party C, the Pledgors and Party C shall: (I) register the Equity hereunder on Party C’s register of shareholders within 3 working days as of the date of completion of the capital increase; and (II) apply with corresponding administration for market supervision and regulation for the registration of the Equity hereunder within 45 working days as of the date of completion of the capital increase or transfer.

6.2	Each Pledgor agrees that the right to the Equity obtained by the Pledgee in accordance with this Agreement may not be interrupted or obstructed by such Pledgor or any successor or representative thereof or any other person through legal procedure.

6.3	Each Pledgor hereby undertakes to the Pledgee that it will comply with and perform all warranties, undertakings, agreements, statements and conditions hereunder. Where any Pledgor fails to or partially perform its warranties, undertakings agreements, statements and conditions, such Pledgor shall compensate the Pledgee for all losses resulting therefrom.

7.	Event of Default

7.1	Each of the following circumstances shall be deemed as an Event of Default:

7.1.1	Violation by any Pledgor of any of its obligations under the Transaction Documents and/or this Agreement;

7.1.2	Violation by Party C of any of its obligations under the Transaction Documents and/or this Agreement;

7.1.3	Any statement or warranty made by any Pledgor in Article 5 hereof includes gross misrepresentation or error, and/or any Pledgor violates any warranty in Article 5 hereof;

7.1.4	The Pledgors and Party C fail to complete the equity pledge registration with the Registration Authority as provided for in Article 3.1 hereof;

7.1.5	Any Pledgor or Party C violates any provisions hereof;

7.1.6	Unless specified in Article 6.1.1, any Pledgor transfers or intends to transfer or waives the pledged Equity or assigns without the written consent of the Pledgee the pledged Equity;

7.1.7	Any liability of the Pledgor per se for any loan from or any guarantee, compensation, undertaking or other debts to any third party: (i) is required to be repaid or performed in advance due to the Pledgor’s breach of contract; or (ii) has become due but cannot be repaid or performed on time;

7.1.8	Any approval, license, permit or authorization of government authorities which makes this Agreement enforceable, legal and valid is withdrawn or suspended, becomes void, or is changed substantially;

7.1.9	The promulgation of applicable laws which makes this Agreement illegal or makes any Pledgor unable to continue to perform its obligations hereunder;

7.1.10	Any adverse change in the property owned by any Pledgor, causing the Pledgee to deem that such Pledgor’s ability to perform its obligations hereunder is affected;

7.1.11	Party C’s successor or trustee can only partially perform or refuses to perform the payment liabilities under the Transaction Documents; and

7.1.12	Any other circumstances under which the Pledgee is unable or may be unable to exercise its rights to the pledge.

7.2	Upon knowing or detecting any circumstance specified in Article 7.1 or the occurrence of any event which may result in the aforesaid circumstances, the Pledgor shall forthwith notify the Pledgors in writing accordingly.

7.3	Unless the Event of Default specified in this Article 7.1 has been successfully settled to the satisfaction of the Pledgee, the Pledgee may issue upon or at any time after the occurrence of any Event of Default a Default Notice to any Pledgor, requesting the latter to forthwith perform its obligations or pay the Secured Debts under the Transaction Documents, and/or dispose of the pledge in accordance with the provisions of Article 8 hereof.

8.	Exercise of the Right of Pledge

8.1	Without the written consent of the Pledgee, no Pledgor may transfer its Equity in Party C.

8.2	The Pledgee may issue a Default Notice to the Pledgors at the time of exercising the Right of Pledge.

8.3	Subject to the provisions of Article 7.3, the Pledgee may exercise at the time of or at any time after issuing the Default Notice in accordance with Article 8.2 the right to implement the pledge.

8.4	The Pledgee may be paid in priority in accordance with legal procedures with the price at which all or part of the Equity pledged hereunder is transferred, auctioned or sold, until the Secured Debts under the Transaction Documents are fully offset.

8.5	When the Pledgee dispose of the pledge in accordance with this Agreement, the Pledgor and Party C shall render necessary assistance, so that the Pledgee may exercise the Right of Pledge pursuant to this Agreement.

9.	Transfer

9.1	Without the prior written consent of the Pledgee, the Pledgor may not assign its rights or delegate its obligations hereunder.

9.2	This Agreement shall be binding upon the Pledgor, and its successors and permitted assignees and shall be valid for the Pledgor and each of its successors and assigns.

9.3	The Pledgee may transfer at any time any and all of its rights and obligations under the Transaction Documents to any (natural/legal) person designated by it, in which case the transferee shall enjoy the rights and bear the obligations of the Pledgee hereunder, as if it were an original party hereto. When the Pledgee transfers any of its rights and obligations under the Transaction Documents, at the request of the Pledgee, the Pledgor shall execute relevant agreements or other documents in relation to such transfer.

9.4	Where the Pledgee is changed as a result of the transfer, at the request of the Pledgee, the Pledgor shall execute with the new Pledgee a new pledge agreement with the same terms and conditions as that of this Agreement.

9.5	The Pledgor shall strictly comply with the provisions of this Agreement and other contracts or documents executed jointly or separately by the Parties or any Party, including the Exclusive Call Option Agreement and the Powers of Attorney granted to the Pledgee, perform its obligations under this Agreement and other contracts, and not engage in any act/omission that may affect the validity and enforceability thereof. Unless instructed by the Pledgee in writing, the Pledgor may not exercise any residual right to the Equity pledged hereunder.

10.	Termination

Unless otherwise provided for by the law, neither any Pledgor nor Party C has in any case any right to terminate or dissolve this Agreement. After the Pledgor and Party C have fully and completely performed all of their contractual obligations and paid off all Secured Debts under the Transaction Documents, the Pledgee shall, at the request of the Pledgor, as soon as reasonably practicable, rescind the pledge of the pledged Equity hereunder, and cooperate with the Pledgor to handle formalities for cancelling the registration of Equity pledge in Party C’s register of shareholders and for cancelling the registration of pledge with relevant administration for market supervision and regulation.

11.	Commission and other Fees

All fees and actual expenditures in relation to this Agreement, including but not limited to the lawyer’s fee, cost of production, stamp duty, and any other taxes and costs shall be borne by Party C. Where any applicable law requires that the Pledgee shall bear some relevant taxes and fees, the Pledgors shall cause Party C to repay in full the taxes and fees that have been paid by the Pledgee.

12.	Confidentiality Liability

The Parties acknowledge that any oral or written information exchanged in respect hereof shall be confidential information. Each Party shall keep confidential all such information and, without the written consent of the other Parties, may not disclose to any third party any relevant information, unless: (a) the public is or will be aware of such information (which is not caused by any disclosure by the receiving Party to the public); (b) such information shall be disclosed as required by applicable laws or the rules or provisions of any securities exchange; (c) any Party is required to disclose such information to its legal consultant or financial consultant with respect to any transaction provided for hereunder, and such legal consultant or financial consultant is also required to be bound by confidentiality obligation similar to that provided for in this clause. The disclosure of any confidential information by any staff or organization employed by any Party shall be deemed as disclosure of such confidential information by such Party, and such Party shall bear legal liability for its violation hereof. This clause shall survive the termination hereof for whatever reason.

13.	Applicable Laws and Dispute Settlement

13.1	The execution, effectiveness, interpretation and performance hereof and the settlement of disputes hereunder shall be governed by laws formally promulgated and publicly available in China. Anything not covered by such laws shall be governed by international legal principles and practices.

13.2	Any dispute arising from the interpretation and performance hereof shall be settled by the Parties through friendly negotiation first. Where the Parties fail to reach any agreement on the settlement of such dispute within 30 days after a request for settlement of the dispute through negotiation is made by any Party to the other Parties, any Party may submit the dispute to China International Economic and Trade Arbitration Commission for settlement in accordance with its then effective arbitration rules. The arbitration shall be held in Beijing, and the language of the arbitration shall be Chinese. The arbitration award shall be final and binding upon the Parties.

13.3	Where any dispute arises from the interpretation and performance hereof, or during the period when any dispute is subject to arbitration, except for the matters under dispute, the Parties shall continue to exercise their respective rights and perform their respective obligations hereunder.

14.	Notice

14.1	All notices and other communications to be sent as required or permitted hereunder shall be sent by personal delivery or postage prepaid registered mail, commercial courier service or fax to the address of the receiving Party. For each notice, a confirmation letter shall be sent via email. Such notice shall be deemed effectively delivered on:

14.1.1	the date of delivery or rejection at the designated receiving address, if sent by personal delivery, courier service or postage prepaid registered mail; or

14.1.2	the date of successful transmission (evidenced by an automatically generated message confirming the transmission), if sent by fax.

14.2	Any Party may change at any time its address for the receipt of notices by notifying the other Parties in accordance with the terms of this clause.

15.	Severability

Where any provision(s) hereof is/are determined by any laws or regulations to be void, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or damaged in any respect. The Parties shall endeavor through bona fide negotiation to replace such void, illegal or unenforceable provision(s) with valid provision(s) to the maximum extent permitted by laws and expected by the Parties, and the economic effects of such valid provision(s) shall be similar to that of such void, illegal or unenforceable provision(s).

16.	Appendix

The appendixes listed herein shall be an integral part hereof.

17.	Effectiveness

17.1	This Agreement shall take effect on the date of execution hereof by the Parties. Any and all amendments, modifications and supplements hereto shall be made in writing and take effect after the signature or seal of the Parties and the completion of government registration procedures (if applicable).

17.2	This Agreement is written in Chinese in triplicate, with the Pledgors, the Pledgee and Party C each holding one copy respectively, each of which shall have the same legal force and effect.

[The following is the signature page.]

In witness whereof, the Parties have caused their authorized representatives to execute this Equity Pledge Agreement on the date first above written for mutual compliance.

Party A: TuanYuan Internet Technology (Beijing) Co., Ltd.

(Seal) Seal of TuanYuan Internet Technology (Beijing) Co., Ltd. Affixed

Signature:	/s/ Wen Wei

Name: Wen Wei
Title: Legal representative

Party B:

Signature:	/s/ Wen Wei

Name: Wen Wei

Signature:	/s/ Sun Jianchen

Name: Sun Jianchen

Signature:	/s/ Xu Qiuhua

Name: Xu Qiuhua

Signature:	/s/ Du Xingyu

Name: Du Xingyu

Signature:	/s/ Zhou Zijing

Name: Zhou Zijing

Signature:	/s/ Ye Zhen

Name: Ye Zhen

Signature:	/s/ Lan Zhiwen

Name: Lan Zhiwen

Party C: TuanChe Internet Information Service (Beijing) Co., Ltd.

(Seal) Seal of TuanChe Internet Information Service (Beijing) Co., Ltd. Affixed

Signature:	/s/ Wen Wei

Name: Wen Wei
Title: Legal representative

In witness whereof, the Parties have caused their authorized representatives to execute this Equity Pledge Agreement on the date first above written for mutual compliance.

Party B: Lanxi Puhua Juli Equity Investment L.P.

(Seal) Seal of Lanxi Puhua Juli Equity Investment L.P. Affixed

Signature:	/s/ Shen Qinhua

Title: Authorized Signatory

Appendixes:

1.       Capital Contribution Certificate

2        Register of Shareholders of TuanChe Internet Information Service (Beijing) Co., Ltd.

Appendix I

Capital Contribution Certificate

This is to certify that Wen Wei (ID card number:                                                    ) holds RMB 6,782,970 in the registered capital of TuanChe Internet Information Service (Beijing) Co., Ltd., accounting for 66.00% of the equity thereof, and that such 66.00% of the equity has all been pledged to TuanYuan Internet Technology (Beijing) Co., Ltd..

Company: TuanChe Internet Information Service (Beijing) Co., Ltd.

(Seal) Seal of TuanChe Internet Information Service (Beijing) Co., Ltd. Affixed

Signature:	/s/ Wen Wei

Name: Wen Wei
Title: Legal representative

September 3, 2020

Appendix I

Capital Contribution Certificate

This is to certify that Sun Jianchen (ID card number:                                                     ) holds RMB 1,563,930 in the registered capital of TuanChe Internet Information Service (Beijing) Co., Ltd., accounting for 15.22% of the equity thereof, and that such 15.22% of the equity has all been pledged to TuanYuan Internet Technology (Beijing) Co., Ltd..

Company: TuanChe Internet Information Service (Beijing) Co., Ltd.

(Seal) Seal of TuanChe Internet Information Service (Beijing) Co., Ltd. Affixed

Signature:	/s/ Wen Wei

Name: Wen Wei
Title: Legal representative

September 3, 2020

Appendix I

Capital Contribution Certificate

This is to certify that Xu Qiuhua (ID card number:                                                    ) holds RMB 102,490 in the registered capital of TuanChe Internet Information Service (Beijing) Co., Ltd., accounting for 1.00% of the equity thereof, and that such 1.00% of the equity has all been pledged to TuanYuan Internet Technology (Beijing) Co., Ltd..

Company: TuanChe Internet Information Service (Beijing) Co., Ltd.

(Seal) Seal of TuanChe Internet Information Service (Beijing) Co., Ltd. Affixed

Signature:	/s/ Wen Wei

Name: Wen Wei
Title: Legal representative

September 3, 2020

Appendix I

Capital Contribution Certificate

This is to certify that Du Xingyu (ID card number:                                                    ) holds RMB 1,365,260 in the registered capital of TuanChe Internet Information Service (Beijing) Co., Ltd., accounting for 13.28% of the equity thereof, and that such 13.28% of the equity has all been pledged to TuanYuan Internet Technology (Beijing) Co., Ltd..

Company: TuanChe Internet Information Service (Beijing) Co., Ltd.

(Seal) Seal of TuanChe Internet Information Service (Beijing) Co., Ltd. Affixed

Signature:	/s/ Wen Wei

Name: Wen Wei
Title: Legal representative

September 3, 2020

Appendix I

Capital Contribution Certificate

This is to certify that Zhou Zijing (ID card number:                                                    ) holds RMB 10,000 in the registered capital of TuanChe Internet Information Service (Beijing) Co., Ltd., accounting for 0.10% of the equity thereof, and that such 0.10% of the equity has all been pledged to TuanYuan Internet Technology (Beijing) Co., Ltd..

Company: TuanChe Internet Information Service (Beijing) Co., Ltd.

(Seal) Seal of TuanChe Internet Information Service (Beijing) Co., Ltd. Affixed

Signature:	/s/ Wen Wei

Name: Wen Wei
Title: Legal representative

September 3, 2020

Appendix I

Capital Contribution Certificate

This is to certify that Ye Zhen (ID card number:                                                    ) holds RMB 59,980 in the registered capital of TuanChe Internet Information Service (Beijing) Co., Ltd., accounting for 0.58% of the equity thereof, and that such 0.58% of the equity has all been pledged to TuanYuan Internet Technology (Beijing) Co., Ltd..

Company: TuanChe Internet Information Service (Beijing) Co., Ltd.

(Seal) Seal of TuanChe Internet Information Service (Beijing) Co., Ltd. Affixed

Signature:	/s/ Wen Wei

Name: Wen Wei
Title: Legal representative

September 3, 2020

Appendix I

Capital Contribution Certificate

This is to certify that Lan Zhiwen (ID card number:                                                    ) holds RMB 115,370 in the registered capital of TuanChe Internet Information Service (Beijing) Co., Ltd., accounting for 1.12% of the equity thereof, and that such 1.12% of the equity has all been pledged to TuanYuan Internet Technology (Beijing) Co., Ltd..

Company: TuanChe Internet Information Service (Beijing) Co., Ltd.

(Seal) Seal of TuanChe Internet Information Service (Beijing) Co., Ltd. Affixed

Signature:	/s/ Wen Wei

Name: Wen Wei
Title: Legal representative

September 3, 2020

Appendix I

Capital Contribution Certificate

This is to certify that Lanxi Puhua Juli Equity Investment L.P. (unified social credit code number:                                                    ) holds RMB 277,490 in the registered capital of TuanChe Internet Information Service (Beijing) Co., Ltd., accounting for 2.70% of the equity thereof, and that such 2.70% of the equity has all been pledged to TuanYuan Internet Technology (Beijing) Co., Ltd..

Company: TuanChe Internet Information Service (Beijing) Co., Ltd.

(Seal) Seal of TuanChe Internet Information Service (Beijing) Co., Ltd. Affixed

Signature:	/s/ Wen Wei

Name: Wen Wei
Title: Legal representative

September 3, 2020

Appendix II

Register of Shareholders of TuanChe Internet Information Service (Beijing) Co., Ltd.

Name of Shareholder	Unified Social Credit Code/ID Card Number	Amount of Contribution(RMB)	Ratio of Contribution	Equity Pledge
Wen Wei	/	6,782,970	66.00%	Wen Wei owns 66.00% of the equity of TuanChe Internet Information Service (Beijing) Co., Ltd., and such 66.00% of the equity has all been pledged to TuanYuan Internet Technology (Beijing) Co., Ltd..
Sun Jianchen	/	1,563,930	15.22%	Sun Jianchen owns 15.22% of the equity of TuanChe Internet Information Service (Beijing) Co., Ltd., and such 15.22% of the equity has all been pledged to TuanYuan Internet Technology (Beijing) Co., Ltd..
Xu Qiuhua	/	102,490	1.00%	Xu Qiuhua owns 1.00% of the equity of TuanChe Internet Information Service (Beijing) Co., Ltd., and such 1.00% of the equity has all been pledged to TuanYuan Internet Technology (Beijing) Co., Ltd..
Du Xingyu	/	1,365,260	13.28%	Du Xingyu owns 13.28% of the equity of TuanChe Internet Information Service (Beijing) Co., Ltd., and such 13.28% of the equity has all been pledged to TuanYuan Internet Technology (Beijing) Co., Ltd..
Zhou Zijing	/	10,000	0.10%	Zhou Zijing owns 0.10% of the equity of TuanChe Internet Information Service (Beijing) Co., Ltd., and such 0.10% of the equity has all been pledged to TuanYuan Internet Technology (Beijing) Co., Ltd..
Ye Zhen	/	59,980	0.58%	Ye Zhen owns 0.58% of the equity of TuanChe Internet Information Service (Beijing) Co., Ltd., and such 0.58% of the equity has all been pledged to TuanYuan Internet Technology (Beijing) Co., Ltd..
Lan Zhiwen	/	115,370	1.12%	Lan Zhiwen owns 1.12% of the equity of TuanChe Internet Information Service (Beijing) Co., Ltd., and such 1.12% of the equity has all been pledged to TuanYuan Internet Technology (Beijing) Co., Ltd..
Lanxi Puhua Juli Equity Investment L.P.	/	277,490	2.70%	Lanxi Puhua Juli Equity Investment L.P. owns 2.70% of the equity of TuanChe Internet Information Service (Beijing) Co., Ltd., and such 2.70% of the equity has all been pledged to TuanYuan Internet Technology (Beijing) Co., Ltd..

Company: TuanChe Internet Information Service (Beijing) Co., Ltd.
(Seal) Seal of TuanChe Internet Information Service (Beijing) Co., Ltd. Affixed

Signature:	/s/ Wen Wei

Name: Wen Wei
Title: Legal representative